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                                                                Exhibit 99.2

                        CONSENT OF THEODORE D. ROTH

      I consent to the use of my name as a Director Nominee in the section "Management" in the Registration Statement to be filed by BioMed Property Trust, Inc. on Form S-11 and the related Prospectus and any amendments thereto.


Dated: April 27, 2004

                                     /s/ Theodore D. Roth
                                    ------------------------------------
                                    Theodore D. Roth